EXHIBIT 2


BEAR STEARNS                                     BEAR, STEARNS & CO. INC.

                                                          245 PARK AVENUE
                                                 NEW YORK, NEW YORK 10167
                                                            (212)272-2000

                                                       ATLANTA  o  BOSTON
                                       CHICAGO  o  DALLAS  o  LOS ANGELES
                                               NEW YORK  o  SAN FRANCISCO
                                       AMSTERDAM  o  GENEVA  o  HONG KONG
                                               LONDON  o  PARIS  o  TOKYO

                                 CONFIRMATION
                            Reference Number: NY1741

May 9, 1996


Coded Account Number: 44874-B

Dear Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear, Stearns & Co. Inc. ("BSC") and Coded Account
Number: 44874-B ("Counterparty"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

1. This Confirmation is subject to and incorporates the 1991 ISDA Definitions (the "Definitions") as published by the International Swaps Dealers Association, Inc. (which, since June 14, 1993, has been known as the International Swaps and Derivatives Association, Inc., and which shall be referred to herein as "ISDA"). Each of us agrees to negotiate in good faith and to use reasonable efforts to execute and deliver an agreement in the ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA Form Master Agreement"), together with the schedule thereto (the "ISDA Schedule") and any other additional documents reasonably requested in connection therewith, each in form and substance as we shall in good faith agree (such agreement, together with the completed ISDA Schedule and any other agreed upon exhibits thereto, being referred to herein as the "Executed Agreement"). Upon the execution and delivery by both of us of the Executed Agreement, this Confirmation shall supplement, form a part of and be subject to the Executed Agreement. Until the Executed Agreement is fully executed and delivered, the ISDA Form Master Agreement (without any ISDA Schedule attached thereto) shall be deemed to have been executed by both of us on the trade date on which we entered into the first "Transaction" (as defined in the ISDA Form Master Agreement), and this Confirmation shall supplement, form a part of and be subject to the ISDA Form Master Agreement. All provisions contained in, or incorporated by reference to, either the Executed Agreement or the ISDA Form Master Agreement (as applicable, the "Master Agreement") shall govern the Transaction referenced in this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and the Definitions or Master Agreement, this Confirmation shall prevail.



Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 2 of 14


2. The terms of the particular Transaction to which this Confirmation relates are as follows:

      General Terms:

         Trade Date:               May 9, 1996

         Option Style:             American

         Option Type:              Put

         Seller:                   Counterparty

         Buyer:                    BSC

         Shares:                   The common shares of Aviall, Inc. ("AVL")
                                   (the "Issuer").

         Number of Options:        1,000, subject to adjustment as set forth
                                   herein (see "Adjustments").

         Option Entitlement:       100 Shares per Option, subject to adjustment
                                   as set forth herein (see "Adjustments").

         Multiple Exercise:        Inapplicable.

         Strike Price per Share:   USD 9.28, subject to adjustment as set forth
                                   herein (see "Adjustments").

         Premium:                  USD 78,230.40

         Premium Payment Date:     May 14, 1996, or, if that date is not a
                                   Currency Business Day, the next following
                                   Currency Business Day.

         Seller Business Day:      Any day on which commercial banks are open
                                   for business (including dealings in foreign exchange and foreign currency deposits) and which is a scheduled trading day on local securities exchanges in New York City.

         Currency Business Day:    Any day on which commercial banks are open
                                   for business (including dealings in foreign exchange and foreign currency deposits) in New York City.

         Exchange:                 NYSE, or any successor thereto.

Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 3 of 14


         Related Exchanges:        The exchanges or quotation systems, if any,
                                   on which options contracts on the Shares are traded or quoted, and as may be selected from time to time by the Calculation Agent.

         Exchange Business Day:    A day that is a Seller Business Day and is a
                                   trading day on each of the Exchange and the Related Exchanges other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time.

         Clearance System:         The clearance system through which a sale of
                                   Shares executed on the Exercise Date
                                   customarily would settle, as selected by the Calculation Agent.

         Clearance System
         Business Day:             Any Currency Business Day on which the
                                   Clearance System is (or, but for the
                                   occurrence of a Settlement Disruption Event, would have been) open for the acceptance and execution of settlement instructions.

         Calculation Agent:        BSC, whose determinations and calculations
                                   shall be binding in the absence of manifest error.

     Procedure for Exercise:

         Exercise Period:          Any Exchange Business Day from, and
                                   including, May 9, 1996 and the Expiration
                                   Date between 9:00 a.m. (New York City time) and 2:00 p.m. (New York City time).

         Expiration Date:          November 8, 1996 or, if that date is not an
                                   Exchange Business Day, the next following
                                   Exchange Business Day.

         Expiration Time:          2:00 p.m. (New York City time).

         Notice of Exercise:       Buyer must give irrevocable notice (by
                                   telephone, if practicable, and otherwise in writing) in the Exercise Period to Seller of its exercise of an Option, specifying in that notice the number of Options being exercised on the Exercise Date. Failure to specify the number of Options being exercised on the Exercise Date shall be
                                   deemed to be an exercise of all unexercised
                                   Options. If the notice of exercise is given
                                   (a) after the latest permitted time on an Exchange Business Day during the Exercise Period or (b) on a day prior to the Expiration Date that is not an Exchange Business Day, then that notice will be deemed given on the next following Exchange Business Day,

Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 4 of 14

                                   if any, in the Exercise Period. Buyer will execute and deliver a written notice confirming the substance of any telephonic notice of exercise within one Seller Business Day of that notice. Failure to provide that written notice will not affect the validity of the telephonic notice.

         Exercise Date:            In relation to each Option, the Exchange
                                   Business Day during the Exercise Period on which that Option is or is deemed to be exercised.

         Automatic Exercise:       Inapplicable

     Settlement Terms:

         Physical Settlement:      Applicable; if an Option is exercised
                                   pursuant to the terms set forth in this
                                   Confirmation, on the Settlement Date, Buyer will pay to Seller the Settlement Price and Seller will deliver to Buyer the Number of Shares to be Delivered. Such payment and such delivery will be made through the Clearance
                                   System at the accounts specified below, in accordance with customary market practice, on a delivery versus payment basis.

         Settlement Date:          The first Clearance System Business
                                   Day on which a sale of the Shares executed on the Exercise Date customarily would settle through the Clearance System, unless a Settlement Disruption Event occurs or is continuing on that day. If a Settlement
                                   Disruption Event occurs or is continuing on that day, then the Settlement Date will be the first succeeding Clearance System
                                   Business Day on which a sale of the Shares could be settled through the Clearance System unless a Settlement Disruption Event occurs or is continuing on each of the ten Clearance
                                   System Business Days immediately following the original date that, but for the Settlement Disruption Event, would have been the Settlement Date. In that case, (a) if the Calculation Agent determines that the Shares can be delivered in any other commercially reasonable manner, then the
                                   Settlement Date will be the first day on

                                   which settlement of a sale of Shares executed on that tenth Clearance System Business Day customarily would take place using such other commercially reasonable manner of delivery (which other manner of delivery will be deemed the Clearance System for purposes of delivery of the relevant Shares), and (b) if the Calculation Agent determines that the Shares cannot be delivered in any other commercially reasonable manner, then


Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 5 of 14

                                   an Additional Termination Event will be
                                   deemed to have occurred on the close of
                                   business on that tenth Clearance System
                                   Business Date (with the party that was
                                   obligated to deliver the number of Shares to be delivered being the sole Affected Party and the Transaction (after consideration of any partial delivery) being the sole Affected Transaction, as to which Loss will apply for the purpose of determining any payment to be made in respect of such Transaction (irrespective of the payment measure set forth in the Master Agreement)).

         Settlement Price:         The Strike Price per Share multiplied
                                   by the Number of Shares to be Delivered.

         Number of Shares to
         be Delivered:             The number of Shares equal to the
                                   number of Options exercised or deemed
                                   exercised on the relevant Exercise Date
                                   multiplied by the Option Entitlement.

         Settlement Disruption
         Event:                    An event beyond the control of the
                                   parties as a result of which the Clearance
                                   System cannot clear the transfer of the
                                   Shares.

     Adjustments:                  (a) Subject to subsections (b) and
                                   (c) below, if options on the Shares are then cleared by the Options Clearing Corporation
                                   (the "OCC"), following each adjustment to the settlement terms of options on the Shares cleared by the OCC, the Calculation Agent will make a corresponding adjustment to any one or more of the Strike Price per Share, the Number of Options, the Option Entitlement and any other variable relevant to the settlement terms of this Transaction, which adjustment will be effective as of the date determined by the Calculation Agent to be the effective date of the corresponding adjustment made by the OCC. Subject to subsections (b) and (c) below, if options on the Shares are not then cleared by the OCC, the Calculation Agent will make such adjustment, if any, to any one or more of the Strike Price per Share, the Number of

                                   Options, the Option Entitlement and any other variable relevant to the settlement terms of this Transaction as the Calculation Agent determines appropriate, with reference to the OCC By-Laws, Rules, Interpretations and Policies (the "OCC Adjustment Rules"), to account for the diluting or concentrating effect of any event that, in the determination of the Calculation Agent, would have given rise to an adjustment


Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 6 of 14

                                   under the OCC Adjustment Rules if options on the Shares were then cleared by the OCC. Any such adjustment will be effective as of the date determined by the Calculation Agent.

                                   (b) Notwithstanding the OCC Adjustment Rules,

                                        (i) all adjustments to the Strike Price
                                        per Share shall be rounded to the
                                        nearest fourth decimal place, and all
                                        adjustments to the Option Entitlement
                                        and Number of Options shall be rounded
                                        down to eliminate any fraction. If the
                                        Option Entitlement or Number of Options
                                        is rounded down to eliminate a fraction, the Strike Price per Share shall be adjusted to the nearest fourth decimal place, to reflect any diminution in the value of an Option resulting from the elimination of such fraction in the Option Entitlement or Number of Options.

                                        (ii) if an Option is exercised following any (A) reclassification or change of the Shares that results in a transfer of or an irrevocable commitment to transfer all outstanding Shares or (B) consolidation, amalgamation or merger of the Issuer with or into another entity (other than a consolidation, amalgamation or merger in which the Issuer is the continuing entity and which does not result in any such reclassification or change of all outstanding Shares) (any such event being a "Merger Event"), then the deliverer will deliver the number of shares of equity and the amount of other securities and property (including cash) to which a holder of the number of Shares equal to the Option Entitlement would be entitled upon consummation of the Merger Event.

                                        (iii) if a tender offer (whether partial or complete) with respect to the Shares or a liquidation, bankruptcy, insolvency or similar proceeding with respect to the Issuer or any other similar event with respect to the Shares or the Issuer occurs, or if the Shares or all or substantially all of the Issuer's property is nationalized, expropriated or otherwise required to be transferred to any governmental agency, authority or entity, or if the Exchange ceases to list or otherwise include the Shares or if there is no Clearance System with respect to the Shares, and the Calculation Agent determines that any such event changes the expected economic consequences


Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 7 of 14

                                        of this Transaction in any material
                                        respect, the Calculation Agent, acting
                                        in good faith, shall make such
                                        adjustments to the terms of this
                                        Transaction as are necessary to effect
                                        the intent of the parties with respect
                                        to the expected economic consequences of this Transaction.

                                   (c) All adjustments hereunder (which may include cancellation of the Transaction in whole or in part) shall be made by the Calculation Agent, which shall notify both parties of any adjustment pursuant to this section and the date of its effectiveness.

     Miscellaneous:

            Delivery Expenses:     Following exercise of an Option, all expenses
                                   of transfer of the Shares on delivery (such as any stamp duty or stock exchange tax) will be payable by the party that would pay such expenses according to the customary market practice for a sale of the Shares executed on the Exercise Date to be settled through the Clearance System.

            Representation
            and Agreement:         The party required to deliver the Shares
                                   agrees that it will convey, and, on each date that it delivers Shares, represents that it has conveyed, good title to the Shares it is required to deliver, free and clear of any lien, charge, claim or encumbrance (other than a lien routinely imposed on all securities in the Clearance System).

            Failure to
            Deliver: If one or more Options are exercised pursuant to the terms set forth in this Confirmation, the failure by a party to deliver, when due, the Number of Shares to be Delivered will constitute an Event of Default unless such party (a) notifies the other party within one Clearance System Business Day following the Exercise Date that, despite its best efforts, such party is unable to obtain the Number of Shares to be Delivered due to market illiquidity or impossibility and (b) delivers such number of Shares, if any, as it can deliver on the Settlement Date, in which event the party's failure to deliver, when due, the Number of Shares to be Delivered shall constitute an Additional Termination Event (with the party that was obligated to deliver the Number of Shares to be Delivered being the sole Affected Party and the Transaction (after consideration of any partial delivery) being the sole Affected


Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 8 of 14

                                   Transaction, or if less than all Options have been exercised (or deemed exercised) on the relevant Exercise Date, the Termination Event will occur in respect of a Transaction (after consideration of any partial delivery) consisting of the exercised Options only, as to which Loss will apply for the purpose of determining any payment to be made in respect of such Transaction (irrespective of the payment measure set forth in the Master Agreement)).

            Indemnification
            for Failure
            to Deliver:            If, prior to the occurrence or effective
                                   designation of an Early Termination Date in respect of this Transaction, a party fails to deliver the Number of Shares to be Delivered, it will indemnify the other party on demand for any costs, losses or expenses (including the costs of borrowing the Shares, if applicable) resulting from such failure incurred during the period from and including the original due date of delivery to but excluding the actual date of delivery. A certificate signed by the deliveree setting out such costs, losses or expenses in reasonable detail will be conclusive evidence that they have been incurred.

     Additional Provisions:        1) Each party hereto is hereby advised and
                                   acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction to which this Confirmation relates on the terms and conditions set forth herein.

                                   2) The parties hereto agree that Section
                                   2(a)(iii) of the Master Agreement is hereby amended by replacing "and (3)" with the following language:", (3) with respect to any payments to be made in connection with this Transaction, the condition precedent that this Confirmation has been fully executed by both BSC and Counterparty and (4)".


                                   3) Each party hereto represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding the Transaction evidenced by this Confirmation, other than the representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of the Transaction evidenced by this Confirmation, (i) it has the capacity to evaluate (internally


Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 9 of 14

                                   or through independent professional advice) this Transaction and had made its own decision to enter into this Transaction and
                                   (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that BSIL has advised Counterparty to consult its own tax, accounting and legal advisors in connection with the Transaction evidenced by this Confirmation and that the Counterparty has done so.

                                   4) The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions entered into between the parties that are or will be governed by the Master Agreement.

     Collateral Provisions:        (a) On any Local Business Day requested by
                                   either party (any such date referred to as a "Credit Support Valuation Date"), the
                                   Calculation Agent shall determine the
                                   following: (i) the amount that would be
                                   payable at such time by a party ("Pledgor") to the other party ("Secured Party") to replace all of the Transactions that are or may be entered into and governed by the Master Agreement as if they were terminated so as to preserve the economic equivalent of the payment obligations of the parties with respect thereto (such an amount referred to herein as Secured Party's "Exposure"), (ii) the aggregate market value (determined in accordance with the Eligible Collateral Annex hereto) of all Collateral (as defined in the Eligible Collateral Annex), if any, pledged by any party, and (iii) the Credit Support
                                   Amount for such date. "Credit Support Amount" means Secured Party's Exposure plus, if Counterparty is Pledgor, the Initial
                                   Collateral Requirement (as defined in
                                   paragraph (b) below).  If the Credit Support
                                   Amount exceeds the aggregate market value of all Collateral held by Secured Party by an amount (the "Delivery Amount") equal to or greater than USD 100,000, then Pledgor shall transfer to Secured Party Collateral with a market value equal to or greater than the

                                   Delivery Amount. If the aggregate market value of all Collateral held by Secured Party exceeds the Credit Support Amount by an amount (the "Return Amount") equal to or greater than USD 100,000, then Secured Party shall return to Pledgor Collateral with a market value as close as practicable (but not greater than) the Reform Amount. Each delivery or return of Collateral required under this paragraph shall be made by the close of business on the


Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 10 of 14

                                   relevant Credit Support Valuation Date if notice requesting such delivery or return is received by Noon New York City time, or by the next Local Business Day if notice is received after Noon New York City time.

                                   (b)  In addition to any Collateral required
                                   to be delivered pursuant to paragraph (a) above, Counterparty shall deliver to and at all times maintain with BSC Collateral having a market value equal to or greater than the Initial Collateral Requirement. The "Initial Collateral Requirement" for any Credit Support Valuation Date shall be equal to the greater of (i) 30% of the Reference Amount minus the Out-of-the-Money Amount (if any) or
                                   (ii) 10% of the Reference Amount.  The
                                   "Reference Amount" shall be equal to the product of the Reference Price times the Number of Options times the Option Entitlement. The "Reference Price" shall be the closing offered price per Share on the Exchange Business Day preceding the related Credit Support Valuation Date. The "Out-of-the-Money Amount" shall be equal to the greater of (i) zero and (ii) the product of (x) the Reference Price minus the Strike Price times (y) the Number of Options times
                                   (z) the Option Entitlement. Such Collateral shall be delivered to BSC on or before the Local Business Day following the Trade Date. Any obligation of Counterparty to deliver Collateral to BSIL in order to maintain the Initial Collateral Requirement and any obligation of BSC to return Collateral to Counterparty pursuant to paragraph (a) hereof shall not offset.

                                   (c)  These Collateral Provisions shall be
                                   deemed a security agreement. Notwithstanding anything to the contrary set forth in this Confirmation or the Master Agreement, in the event of any inconsistency between the Master Agreement and these Collateral Provisions, the Master Agreement shall prevail. Any party pledging Collateral hereunder hereby grants a first priority continuing security interest in all Collateral provided hereunder and in any and all substitutions therefor, proceeds thereof and distributions thereon.
                                   Monthly interest on any cash Collateral held hereunder shall be credited at a rate equal to the Federal Funds Rate for each day. For purposes of these Collateral Provisions, the term "Local Business Day" shall have the meaning given such term in the Master Agreement, except that references to a payment in clause (b) thereof will be


Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 11 of 14



                                   deemed to include a delivery or return of Collateral hereunder.

     Governing Law:                The laws of the State of New York, without
                                   reference to the choice or conflicts of law principles thereof.

     Documentation Expenses:       Each party hereto agrees it shall be
                                   responsible for its own expenses (including any and all legal fees) relating to the preparation, execution and delivery of all of the documents prepared in connection with the executed Agreement or this Transaction.

     Credit Support Document:      The Guaranty of The Bear Stearns Companies
                                   Inc. ("Bear Stearns"), which BSC agrees to provide upon the execution of the Executed
                                   Agreement.  Bear Stearns shall be a Credit
                                   Support Provider of BSC.

     Transfer:                     Neither party hereto may transfer this
                                   Transaction, in whole or in part, without the prior written consent of the non-transferring party (other than pursuant to a consolidation or amalgamation with, or merger into, or transfer of all or substantially all of its assets to, another entity). Notwithstanding the above, BSC may transfer its rights and obligations under this Transaction, in whole or in part, to any of its Affiliates, provided that if the Affiliate to which BSC transfers its obligations is not Bear
                                   Stearns, such Affiliate's obligations with respect to this Transaction shall be guaranteed by Bear Stearns to the same extent that the obligations of BSC are guaranteed by Bear Stearns.


Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 12 of 14

3.   Account Details and
     Settlement Information:       Payments to BSC:
                                   Citibank, N.A., New York
                                   ABA Number: 021-0000-89, for the account of Bear, Stearns & Co. Inc.
                                   Account Number: 0925-3186
                                   Sub-account Number: X25-04400-21
                                   Attention: Salvatore DiMaggio

                                   Payments to Counterparty:
                                   Citibank, N.A., New York
                                   ABA Number: 021-0000-89, for the account of Bear, Stearns & Co. Inc.
                                   Account Number: 0925-3186, for final credit to Sub-account Number: 220-45384-13

     Broker/Arranger:              None

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the agreement between the parties hereto with respect to the Transaction to which this Confirmation relates by signing in the space provided below and returning to BSIL both a facsimile of the executed Confirmation and an original of the executed Confirmation.



Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 13 of 14

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:
    -----------------------                   ------------------------
    Name:                                     Bruce Jaeger
    Title:                                    Managing Director

Coded Account Number: 44874-B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

CODED ACCOUNT NUMBER: 44874-B

By:
    -----------------------
    Name:
    Title:
    (Authorized Signatory)

cc: Mr. Kurt Buttenhoff


Reference Number: NY1741
Coded Account Number: 44874-B
May 9, 1996
Page 14 of 14

              ELIGIBLE COLLATERAL ANNEX TO COLLATERAL PROVISIONS

     The items described below shall constitute "Collateral":


     Type of Collateral                              Valuation Percentage
     ------------------                              --------------------

U.S. Government Securities/
remaining years to maturity:
     -- 2 years and under                                     100
     -- over 2 to 10 years                                     99
     -- over 10 years                                          98

Fully modified pass-through certificates in
book-entry form, the full and timely payment
of principal and interest of which are
guaranteed by the Government National
Mortgage Association*                                          97

Mortgage participation certificates in
book-entry form, the full and timely payment
of interest at the applicable certificate rate
and the ultimate collection of principal of
which are guaranteed by the Federal National
Mortgage Association*                                          97

Mortgage participation certificates in
book-entry form, the full and timely payment
of interest at the applicable certificate rate
and the ultimate collection of principal of
which are guaranteed by the Federal Home Loan
Mortgage Corporation*                                          97

The market value of each of the foregoing securities shall be the bid price obtained by the Calculation Agent on a Credit Support Valuation Date, multiplied by the applicable Valuation Percentage. The Pledgee may also accept other forms of collateral acceptable to it from time to time, at such Valuation Percentages as it may determine.

- ------------
* Excluding multi-class REMIC pass-through certificates and pass-through certificates backed by adjustable rate mortgages and excluding securities paying interest or principal only.

                            SCHEDULE A
==============================================================================
                          No. of
Name of                   Shares       Price                     How Trade Was
Security       Trade Date Purchased  Per Share      Total Cost     Effected
==============================================================================
- ------------------------------------------------------------------------------
Common Stock   1-Apr-96    9,900      8.9350           88,456.50  Open Market
- ------------------------------------------------------------------------------
Common Stock   23-Apr-96   5,000      9.0600           45,300.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   26-Apr-96  20,000      9.4350          188,700.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   26-Apr-96   5,000      9.4350           47,175.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   26-Apr-96   3,000      9.4350           28,305.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   26-Apr-96   1,000      9.4350            9,435.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   26-Apr-96   1,000      9.4350            9,435.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   29-Apr-96  10,000      9.5600           95,600.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   29-Apr-96   5,000      9.5600           47,800.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   29-Apr-96   5,000      9.5600           47,800.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   29-Apr-96   5,000      9.4350           47,175.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   30-Apr-96  20,000      9.0600          181,200.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   1-May-96   20,000      9.1850          183,700.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   2-May-96   25,000      9.0600          226,500.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   3-May-96   50,000      9.1850          459,250.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   3-May-96    3,500      9.1850           32,147.50  Open Market
- ------------------------------------------------------------------------------
Common Stock   3-May-96    2,100      9.0600           19,026.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   6-May-96   23,850      9.2636          220,936.86  Open Market
- ------------------------------------------------------------------------------
Common Stock   10-May-96  20,000      9.5600          191,200.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   14-May-96  53,400      9.5520          510,076.80  Open Market
- ------------------------------------------------------------------------------
Common Stock   15-May-96  23,450      9.5581          224,137.45  Open Market
- ------------------------------------------------------------------------------
Common Stock   21-May-96  50,000      9.5600          478,000.00  Open Market
- ------------------------------------------------------------------------------

Common Stock   23-May-96  50,000      9.5600          478,000.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   23-May-96  20,000      9.0600          181,200.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   24-May-96 394,000      9.2180        3,631,892.00  Open Market
- ------------------------------------------------------------------------------
Common Stock   28-May-96 134,000      9.7941        1,312,409.40  Open Market
- ------------------------------------------------------------------------------
Common Stock   28-May-96  10,000      9.6850           96,850.00  Open Market
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
                       1,506,700      8.6622      $13,051,395.09 All Open Market
                                      Average Cost